                                  EXHIBIT 32.2

       STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
                                   PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

The undersigned, Amy E. Essex, is the Chief Financial Officer of First Federal of Northern Michigan Bancorp, Inc. (the "Company").

This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (the "Report").

      By execution of this statement, I certify that to the best of my knowledge:

            A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

            B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

August 12, 2005                                         /s/ Amy E. Essex
Dated                                                   ------------------------
                                                        Amy E. Essex